At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772

FOR IMMEDIATE RELEASE
August 28, 2018
QORVO ANNOUNCES EARLY RESULTS AND AMENDMENT OF CASH TENDER OFFER FOR SENIOR NOTES DUE 2025

GREENSBORO, NC — August 28, 2018 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced the early results, as of 5:00 p.m., New York City time, on August 27, 2018 (the “Early Tender Deadline”), of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to $130,000,000 (the “Tender Cap”) of its outstanding 7.00% Senior Notes due 2025 (the “Notes”).
The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 27, 2018, is set forth in the table below.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered	Tender Cap	Early Tender Payment(1)(2)	Tender Offer Consideration (1)(3)	Total Consideration(1)(3)
7.00% Senior Notes due 2025	74736KAD3 74736KAC5 U7471QAB0	$248,500,000	$136,390,000	$140,000,000	$30.00	$1,070.00	$1,100.00

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase.
(3)	Does not include accrued and unpaid interest that will be paid on Notes accepted for purchase.
It is currently expected that Notes tendered prior to the Early Tender Deadline will be purchased later today.
The Company also announced that it is amending the Tender Offer. Pursuant to the amendment, the Company is increasing the Tender Cap from $130,000,000 to $140,000,000.
The terms and conditions of the Tender Offer and Consent Solicitation (as defined below) are described in an Offer to Purchase and Consent Solicitation Statement, dated August 14, 2018 (the “Offer to Purchase and Consent Solicitation Statement”) and the related Letter of Transmittal and Consent (collectively, the “Offer Documents”). Except for the amendment described above, all other terms and conditions of the Tender Offer and the Consent Solicitation remain unchanged. The Tender Offer and Consent Solicitation will expire at 12:01 a.m.,

New York City time, on September 12, 2018, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders of Notes that are validly tendered at or prior to the Expiration Date and accepted for purchase by the Company pursuant to the Tender Offer will receive the Tender Offer Consideration set forth in the table above.  No tenders submitted after the Expiration Date will be valid. The deadline for holders to validly withdraw tenders of Notes was 5:00 p.m., New York City time, on August 27, 2018. Accordingly, Notes tendered in the Tender Offer may no longer be withdrawn, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.
In connection with the Tender Offer, the Company also announced the results of its previously announced solicitation of consents (the “Consents”) from holders of Notes (the “Consent Solicitation”). In order for the Proposed Amendments described in the Offer to Purchase and Consent Solicitation Statement to be adopted, Consents must be received in respect of a majority of the aggregate principal amount of Notes then outstanding (excluding Notes owned by the Company or its affiliates) (the “Requisite Consents”).  As the Requisite Consents have been received, the Company has executed and delivered a supplemental indenture to the Indenture giving effect to the Proposed Amendments.  The supplemental indenture became effective upon execution and the Proposed Amendments will become operative upon the Company accepting and making payment for all Notes tendered in the Tender Offer later today. Accordingly, all tendered Notes will be accepted for purchase and no tendered Notes will be subject to proration.
Subject to all conditions to the Tender Offer and the Consent Solicitation having been either satisfied or waived, the Company will purchase Notes that have been validly tendered (with Consents that have been validly delivered) and not validly withdrawn (or Consents revoked) after the Early Tender Deadline and at or prior to the Expiration Date, promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”), subject to the Tender Cap and proration. The Final Settlement Date is expected to occur on September 13, 2018, the business day following the Expiration Date, assuming that the conditions to the Tender Offer and the Consent Solicitation are satisfied or waived.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.
BofA Merrill Lynch, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are the dealer managers (the “Dealer Managers”) in the Tender Offer and Consent Solicitation.  Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation.  Questions regarding the Tender Offer and Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free).  Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation at (email) contact@gbsc-usa.com, (866) 470-4200 (U.S. Toll-Free), (212) 430-3774 (Banks and Brokers) or at http://www.gbsc-usa.com/Qorvo (website).
None of the Company, its board of directors, the Dealer Managers, the Depositary and Information Agent, the Trustee under the Indenture, or any of the Company’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation.  The Tender Offer and Consent Solicitation are made only by the Offer Documents.  The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent

Solicitation will be deemed to be made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit http://www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo’s most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.